Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AxonPrime Infrastructure Acquisition Corporation (the "Company") on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the "Report"), I, Dinakar Singh, Interim Principal Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 26, 2023

/s/ Dinakar Singh
Dinakar Singh
Chief Executive Officer and Interim Principal Financial Officer
(Duly Authorized and Principal Executive Officer)